UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549



                                    FORM 8-K

                CURRENT REPORT PURSUANT TO SECTION 13 OR 15(d) OF
                       THE SECURITIES EXCHANGE ACT OF 1934



       DATE OF REPORT (DATE OF EARLIEST EVENT REPORTED): JANUARY 27, 2005



                         WINTRUST FINANCIAL CORPORATION
             (Exact name of registrant as specified in its charter)

                          _____________________________


            ILLINOIS
 (State or other jurisdiction of          0-21923                36-3873352
         Incorporation)              (Commission File        (I.R.S. Employer
                                          Number)           Identification No.)
       727 NORTH BANK LANE
      LAKE FOREST, ILLINOIS
 (Address of principal executive                                   60045
            offices)                                            (Zip Code)



        Registrant's telephone number, including area code (847) 615-4096





                                 NOT APPLICABLE
           (Former name or former address, if changed since last year)

         Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

         [  ]     Written communications pursuant to Rule 425 under the
                  Securities Act (17 CFR 230.425)

         [  ]     Soliciting material pursuant to Rule 14a-12 under the
                  Exchange Act (17 CFR 240.14a-12)

         [  ]     Pre-commencement communications pursuant to Rule 14d-2(b)
                  under the Exchange Act (17 CFR 240.14d-2(b))

         [  ]     Pre-commencement communications pursuant to Rule 13e-4(c)
                  under the Exchange Act (17 CFR 240.13e-4(c))

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ITEM  1.01.       ENTRY INTO A MATERIAL DEFINITIVE AGREEMENT.
                  ------------------------------------------

         (a) On January 31, 2005, Wintrust Financial Corporation entered into new employment agreements with Edward J. Wehmer, the Company's President and Chief Executive Officer, David A. Dykstra, its Senior Executive Vice President and Chief Operating Officer, Richard B. Murphy, its Executive Vice President and Chief Credit Officer, David L. Stoehr, its Executive Vice President and Chief Financial Officer and Robert F. Key, the Company's Executive Vice President - Marketing. The agreements replace employment agreements with each officer that expired in December 2004, except in the case of Mr. Stoehr, whose new agreement replaces his existing employment agreement which was entered into in 2002.

         The following description of each of the agreements is a summary of the material terms of each of the agreements and does not purport to be complete, and is qualified in its entirety by reference to each agreement, which will be filed as an exhibit to the Company's Annual Report on Form 10-K for the fiscal year ended December 31, 2004.

         The employment agreements of each of Mr. Wehmer, Mr. Dykstra and Mr. Murphy have an initial term of three years, after which the agreements are automatically extended for successive three-year terms, unless either the executive or the Company gives notice of its intent to terminate the agreement no later than 60 days in advance of the expiration date. In the event of a "change in control", as such term is defined in the agreement, the term of the agreement is automatically extended for the greater of the amount of time remaining on the initial term (if the change of control occurs during the initial term of the agreement) or two years from the date of the change in control.

         The employment agreements contain confidentiality agreements and three-year non-compete provisions in the event of the executive's termination of employment for any reason. The agreements provide that the executive's employment may be terminated by the Company at any time for any reason, with or without cause, and provide for up to three years of severance pay at an annual rate equal to the executive's current base salary and prior year cash and stock bonus amounts in the event of (i) termination without cause, (ii) a material reduction in duties and responsibilities, (iii) permanent disability (as defined in the agreement), or (iv) reduction in base annual compensation to less than 75% of the executive's "Adjusted Total Compensation", as defined in the agreement to be the aggregate of current base salary plus the dollar value of all perquisites for the preceding twelve month period. "Adjusted Total Compensation" excludes any cash or stock bonus payments paid or earned by the executives. The severance amounts payable under the agreement are subject to reduction for any income earned from other employment during the three-year period or, in the case of disability, any long-term disability insurance benefits from policies maintained or paid for by the Company. In addition, in the event of the executive's death resulting in termination of employment, the executive's beneficiaries are entitled to a lump sum payment equal to the aggregate severance pay amount, reduced by any life insurance benefits under policies paid for by the Company. In addition to any increases in base salaries that may be agreed to from time to time, the executives are entitled to participate in any employee insurance and fringe benefit programs that may be established by the Company for its employees.

         The employment agreements also provide for a lump sum payment in the event the executive's employment is terminated without cause (or constructively terminated due to a material reduction in duties and responsibilities or a reduction in Adjusted Total Compensation as described above) within 18 months following a change in control (as defined in the agreement) of the Company. Such change in control payment shall be equal to three times the sum of the executive's base annual salary plus prior year's cash and stock bonuses. In the event any amount paid to the executive upon a change of control is deemed to be an "excess parachute payment" within the meaning of Section 280G of the Internal Revenue Code, the executive is also entitled to receive an additional cash payment (a "gross-up payment") equal to the amount of all necessary taxes paid by the executive on such excess payment.

         Mr. Key's and Mr. Stoehr's employment agreements are substantially similar to the agreements entered into with Messrs. Wehmer, Dykstra and Murphy, except that each of the agreements provides for up to two years of severance pay in the event of (i) death, (ii) termination without cause, (iii) a material reduction in duties and responsibilities, (iv) permanent disability, or (v) reduction in base annual compensation to less than 75% of the executive's "Adjusted Total Compensation". In the event of a change in control, Messrs. Key and Stoehr would be entitled to a change in control payment equal to two times the sum of his base annual salary plus prior year's cash and stock bonuses, subject to reduction in certain circumstances if the amount payable under the agreement together

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with any other amounts payable by the Company to the executive is deemed to result in "excess parachute payments" under Section 280G of the Internal Revenue Code. The agreement does not require the amount to be scaled back to satisfy the
Section 280G limit, however, if the contractual change in control payment minus the excise taxes that would be payable by the executive would be greater than the reduced amount.

         (b) On January 27, 2005, the Company's Board of Directors, upon recommendation of the Compensation Committee, approved director compensation for the Company's non-employee directors for 2005. Each non-employee director of the Company will receive:

         o        an annual retainer of $30,000;

         o        $3,250 for each Board meeting attended.

         o $1,700 for each committee meeting attended, except the Audit Committee, for which each member will receive $2,000 for each meeting attended.

         o in addition to the $30,000 annual Board retainer fee, the Chairman of the Board will receive an annual retainer of $55,000; the chairman of each of the Compensation Committee and the Corporate Governance & Nominating Committee will receive an annual retainer of $10,000; the chairman of the Audit Committee will receive $20,000 and the chairman of the Risk Management Committee will receive $35,000 in annual retainer fees.

         The annual Board retainer fee of $30,000 will be paid to each independent director in shares of the Company's common stock, payable quarterly in arrears. Each director may elect to defer receipt of such shares pursuant to the terms of the Company's existing Directors Deferred Fee and Stock Plan (the "Deferred Fee Plan").

         Retainer fees payable to the chairman of each committee, and fees for each Board and committee meeting are also paid quarterly in arrears. These fees are payable, at the director's option, in either cash or shares of the Company's common stock, subject to the election to defer receipt of such shares under the Deferred Fee Plan, as mentioned above.

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                                    SIGNATURE


         Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


                                            WINTRUST FINANCIAL CORPORATION
                                            (Registrant)

                                            By:  /s/ David A. Dykstra
                                                 ----------------------------
                                                 David A. Dykstra
                                                 Senior Executive Vice President
                                                    and Chief Operating Officer

Date: January 31, 2005

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